Exhibit 99.1

(1)           The amount reported includes 3,000,000 shares of common stock of Hughes Telematics, Inc. (the “Issuer”) issuable upon exercise of warrants issued to PLASE HT, LLC (“PLASE”) on December 17, 2009 in connection with a $15,000,000 loan that was extended to the Issuer by PLASE.  Also on December 17, 2009, Apollo Investment Fund V (PLASE), L.P. (“AIF V PLASE”), then the sole member of PLASE, transferred all of the debt securities and all of the equity securities, consisting of 3,402,993 shares of common stock of the Issuer, that AIF V PLASE held to PLASE.  AIF V PLASE has been delegated management authority to make investment decisions and the authority to vote shares held by PLASE.  Apollo Advisors V, L.P. (“Advisors V”) is the general partner of AIF V PLASE.  Advisors V is also a special limited partner of Apollo German Partners V GmbH & Co. KG (“German V”).  Apollo Capital Management V, Inc. is the general partner of Advisors V.

Apollo Management V, L.P. (“Management V”) is the manager of Communications Investors LLC (“Communications LLC”).  Communications LLC is the record holder of an aggregate of 53,814,291 shares of the Issuer’s common stock, of which 42,681,127 shares are currently held in escrow in connection with the merger of a company formerly named Hughes Telematics, Inc. into the Issuer (which subsequently changed its name to Hughes Telematics, Inc.) on March 31, 2009 (the “Merger”), and some of which are held as a fiduciary for German V with respect to German V’s investment in the Issuer.  Management V is a special limited partner of German V and the sole shareholder of Apollo Verwaltungs V GmbH (“Apollo German GP”), which is the general partner of German V.  AIF V Management LLC (“AIF V Management”) is the general partner of Management V.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF V Management, Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management, and Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP.  Apollo Management Holdings GP, LLC (“Holdings GP”) is the general partner of Management Holdings.

Apollo Management is also the managing general partner of Apollo Management IV, L.P. (“Management IV”), which is the manager of each of Apollo Investment Fund IV, L.P. (“AIF IV”), Apollo Overseas Partners IV, L.P. (“Overseas IV”), AIF IV/RRRR LLC (“RRRR LLC”), AP/RM Acquisition, LLC (“AP/RM LLC”) and ST/RRRR LLC (“ST LLC”), each of which hold shares of common stock of Hughes Communications, Inc. (“HCI”).  HCI holds an aggregate of 3,250,000 shares of common stock of the Issuer, of which 1,950,000 shares are currently held in escrow in connection with the Merger.  Apollo Advisors IV, L.P. (“Advisors IV”) is the general partner of AIF IV and the managing general partner of Overseas IV.  Apollo Capital Management IV, Inc. (“Capital Management IV”) is the general partner of Advisors IV.  Apollo Principal Holdings I, L.P. (“Apollo Principal”) is the sole stockholder of Capital Management IV and of Capital Management V.  Apollo Principal Holdings I GP, LLC (“Apollo Principal GP”) is the general partner of Apollo Principal.  In the aggregate, Communications LLC, PLASE and HCI hold 63,467,284 shares of common stock, of which 3,000,000 shares are issuable upon exercise of warrants held by PLASE and 46,750,749 shares are currently held in escrow.

Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Holdings GP and Apollo Principal GP.  Each of Communications LLC, PLASE, German V, Management V, AIF V Management, Apollo German GP, AIF V PLASE, Advisors V, Capital Management V, HCI, AIF IV, Overseas IV, RRRR LLC, AP/RM LLC, ST LLC, Management IV, Advisors IV, Capital Management IV, Apollo Management, Management GP, Management Holdings, Holdings GP, Apollo Principal, Apollo Principal GP, and Messrs. Black, Harris and Rowan disclaims beneficial ownership of the shares of common stock of the Issuer included in the amount reported herein, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of Messrs. Black, Harris and Rowan is c/o Apollo Management, L.P., 9 West 57th Street, New York, NY 10019.